Exhibit 23.1

North Rim Exploration Ltd.

1020-606 Spadina Crescent East

Saskatoon, Saskatchewan S7K 3H1

Canada

August 1, 2012

Prospect Global Resources Inc.

1621 18th Street, Suite 260

Denver, CO 80202

Attention: Wayne Rich

Dear Wayne,

North Rim Exploration Ltd. hereby consents to being named in the Quarterly Report on Form 10-Q being filed by Prospect Global Resources Inc. on or about August 9, 2012.

Sincerely,

North Rim Exploration Ltd.

/s/ Tabetha Stirrett
Tabetha Stirrett, P. Geo.
Project Geologist